As Filed with Securities and Exchange Commission on  July 10 , 2012
Registration No. 333-180008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARIBBEAN PACIFIC MARKETING, INC.
(Exact name of registrant as specified in its charter))

Florida	5960	45-4350159
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

2295 Corporate Blvd. NW, Suite 131
Boca Raton, FL 33431
Tel. (561) 208-6706
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Thomas Hagan
2295 Corporate Blvd. NW, Suite 131
Boca Raton, FL 33431
(561)  208-6706
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Randall, Lanham, Esq.
Lanham & Lanham, LLC
28562 Oso Parkway, Unit D
Rancho Santa Margarita, CA 92688

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock:	1,000,000	$0.15	$150,000	$17.19

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Prospectus

CARIBBEAN PACIFIC MARKETING, INC.
Shares of Common Stock
500,000 Minimum - 1,000,000 Maximum

Before this offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we will be a public company subject to the reporting requirements under the Securities Exchange Act of 1934.  We intend to apply to  have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering a minimum of 500,000 up to a maximum of 1,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.15 per share. In the event that 500,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 500,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund. Funds will be held in a separate bank account at JP Morgan Chase Bank.   Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

Caribbean Pacific Marketing Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Our common stock will be sold on our behalf by Kevin McDonnell and Thomas Hagan, our two officers and directors.  Mr. McDonnell and Mr. Hagan will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 5.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.15	$0.02	$0.13
Per Share - Maximum	$0.15	$0.01	$0.14
Minimum	$75,000	$10,000	$65,000
Maximum	$150,000	$10,000	$140,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

ECO-SAFE
CARIBBEAN
PACIFIC
EN PURUS BEATUM EST
Nature's Gift
ECO-SAFE
BIODEGRADABLE
REEF FRIENDLY

SUMMARY OF OUR OFFERING
Our Business

We were incorporated on January 20, 2012 in the State of Florida. We are a development stage company. We are recently organized, do not have any revenues or operations, we have minimal assets and have incurred losses since inception. We intend to market all-natural sun care and skin care products, primarily in the South Florida market.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

Our administrative office is located at 2295 Corporate Blvd. NW, Suite 131, Boca Raton, FL 33431, and our telephone number is (561)  208-6706.   Our fiscal year end is December 31.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 500,000 shares of common stock and a maximum of 1,000,000 shares of common stock, par value $0.001.

Offering price per share	$0.15

Offering period	Our shares are being offered for a period not to exceed 270 days.

Net proceeds to us	Approximately $65,000 assuming the minimum numbers of shares are sold. Approximately $140,000 assuming the maximum number of shares is sold.

Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital.

Number of shares outstanding before the offering	20,000,000

Number of shares outstanding after the offering if all of the shares are sold	21,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet

As of February 24, 2012
(audited)

Total Assets	$5,134
Total Liabilities	$10,000
Stockholders’ Deficit	$(4,866)

Statement of Operations

January 20, 2012 (Inception) to February 24, 2012
(audited)

Revenue	$0
Total Expenses	$34,866
Net Loss	$(34,866)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR COMPANY

IF OUR OFFERING IS SUCCESSFUL, WE WILL BE A PUBLIC COMPANY SUBJECT TO THE REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934. IT IS EXTREMELY EXPENSIVE BEING A PUBLIC COMPANY.  IN THE EVENT WE ARE UNABLE TO PAY THESE COSTS, THEN OUR SHARE PRICES COULD BE DEPRESSED AND THE MARKET FOR OUR COMMON STOCK COULD BE LIMITED.

If our offering is successful, we will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, including the obligation to timely file all Current, Quarterly, and Annual Reports, and to prepare and file quarterly (unaudited) and annual (audited) financial statements.  We have engaged our current legal counsel and independent certifying accountant to continue to provide these legal and audit services to our Company through our fiscal year ended December 31, 2012.   The financial burden of being a public company, which will cost us between $50,000 and $75,000 per year in auditing fees and legal fees to comply with our reporting obligations under the Securities Exchange Act of 1934 and compliance with the Sarbanes-Oxley Act of 2002 will strain our finances and stretch our human resources to the extent that we may have to price our products  higher than our non-publicly held competitors just to cover the costs of being a public company.  Due to our limited funds, we may not be able to pay these costs of being a public company to the extent that we may not be able to file the reports required by the Securities Exchange Act of 1934, which could result in our stock being excluded from the Over-The-Counter Bulletin Board and could result in only a limited market for our common stock.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

We were incorporated in January 2012 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $34,866, of which $1,350 is for office rent, $15,156 is for consulting fees ($7,500 for accounting services and $7,656 for website and Internet market development), $11,650 is for legal and audit fees and $6,710 is for other general and administrative expenses.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	completion of this offering;
•	our ability to attract customers who will buy our products from us; and
•	our ability to generate revenues through the sale of our products.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

PURCHASERS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF THEIR INVESTMENT.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, and the maximum of 1,000,000 shares are sold, you will incur immediate dilution of  $0.1436 in net tangible book value per share from the price you paid. In addition, following this offering, purchasers in this offering will have contributed  83.33%  of the total consideration paid by our stockholders to purchase shares of common stock, in exchange for acquiring approximately 4.76 % of our total outstanding shares as of February 24, 2012 after giving effect to this offering.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. Since we are small company and do not have much capital, we must limit the scope of marketing our products. The sale of our products is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. IF WE NEED ADDITIONAL FUNDS AND ARE UNABLE TO RAISE THEM WE WILL HAVE TO TERMINATE OUR OPERATIONS.

We have not yet started our business. We need the proceeds from this offering to start our operations. If the minimum of $75,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

WE CURRENTLY DO NOT HAVE TRADEMARK PROTECTION FOR THE TRADE NAMES WE INTEND TO UTILIZE TO MARKET OUR PRODUCTS.

We do not have trademark protection for any of our products and trade names.  Unless we obtain such protection we will be at risk of having other retailers, including competitors, market products using our brand names.  We intend to file trademark applications for our brand names after we commence our sales operations, but there can be no assurance that we will receive trademarks for our brand names, or that our brand names do not infringe on existing trademarks owned by other parties.

OUR PRODUCT FORMULATIONS ARE NOT PROPRIETARY AND MAY BE SOLD BY THE MANUFACTURER TO OTHER PARTIES INCLUDING COMPETITORS

We have no research and development activities, as these activities are conducted by our contract manufacturer, and we will market their formulations as private-label brands using our brand names.  As a “private label” retailer, we will not own the product formulation, but our contract manufacturer will bottle and label the products we will sell using our bottle specifications and label designs.  Although we will market these products under our brand names, we do not have an exclusive right to market these formulations, and the contract manufacturer may in the future sell these products to other retailers, including competitors of the Company.

BECAUSE OUR TWO OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING CUSTOMERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

Our two officers and directors will only be devoting limited time to our operations. Mr. Hagan, our President and director, and Mr. McDonnell, our Secretary and Director, will each be devoting approximately 20 hours per week of their time to our operations. Because our two officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY TWO OFFICERS AND DIRECTORS WHO HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, AND WHO ARE RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Neither of our officers and directors have formal training in financial accounting and management; however, they will be responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, they will be responsible for the administration of them. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.   We have engaged an accountant/consultant who has established our initial accounting system and who will continue to provide accounting and comptroller services to us on a part-time, as-needed basis, and we have engaged our current legal counsel and independent certifying accountant through our fiscal year ending December 31, 2012.

BECAUSE OUR TWO OFFICERS AND DIRECTORS DO NOT HAVE PRIOR EXPERIENCE IN FINANCIAL ACCOUNTING AND THE PREPARATION OF REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE MAY HAVE TO HIRE INDIVIDUALS WHICH COULD RESULT IN AN EXPENSE WE ARE UNABLE TO PAY.

Because our two officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

RISKS ASSOCIATED WITH THE SUN-CARE AND SKIN-CARE INDUSTRY

THE SUN CARE AND SKIN CARE INDUSTRIES ARE HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The industries in which we are seeking to compete are highly competitive and are comprised of companies with much stronger brand recognition and economic resources than our Company.

Our proposed sun-care and skin-care business will, when established, compete directly with entrenched, well-funded and highly regarded multi-national competitors such as Johnson & Johnson, Schering-Plough, and Lancome, as well as mass-market sun-care products such as Hawaiian Tropic and Banana Boat. Their earlier entry, greater resources and broader presence in the United States could make competing against these entities impracticable.   Our e-commerce unit will also face intense competition from traditional retailers; websites maintained by online retailers of similar merchandise; and Internet portals and online service providers that feature shopping services, such as America Online and Yahoo! They may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory policies than we will be able to.

CONSUMERS MAY REDUCE DISCRETIONARY PURCHASES OF OUR PRODUCTS AS A RESULT GENERAL ECONOMIC DOWNTURN WHICH WOULD RESULT IN A DECREASE IN OUR OPERATIONS

We believe that consumer spending on sun care and skin care products is influenced by general economic conditions and the availability of income. Accordingly, we may experience sustained periods of declines in sales during economic downturns, or in the event of terrorism or diseases affecting customers purchasing patterns. In addition, a general economic downturn may result in a decline in sales in our customer's stores or in on-line sales, which may, in turn, result in reduced demand for our products. Any resulting material reduction in our sales could have a material adverse effect on our results of operations and financial condition. A reduction in our operations could require us to limit or cease certain business lines or spending on testing and marketing of new products.

RISKS ASSOCIATED WITH THIS OFFERING:

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.  As of the date of this Prospectus, we do not have any creditors, nor do we have any pending, threatened or anticipated legal action against us.

OUR PRINCIPAL OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS OWN A CONTROL INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT

Currently, our officers, directors and principal shareholders, in the aggregate, beneficially own 100% of our outstanding common stock. Upon the issuance of the maximum number of shares registered in this Offering they will own approximately 95% of the outstanding shares of Common Stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

-	election of our board of directors;
-	removal of any of our directors;
-	amendment of our certificate of incorporation or bylaws; and
-	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers and principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN OUR SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF OUR SHARES TO DECLINE.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 500,000 common shares minimum, 1,000,000 common shares maximum basis. The table below sets forth the use of proceeds if 500,000 or 1,000,000 common shares of the offering are sold.

	500,000	1,000,000

Gross proceeds	$75,000	$150,000
Offering expenses	$10,000	$10,000
Net proceeds	$65,000	$140,000

The net proceeds will be used as follows:

Website development	$1,000	$2,000
Marketing and advertising	$6,000	$33,000
Inventory	$40,000	$65,000
Hiring one additional employee	$0	$10,000
Audit, accounting and filing fees	$15,500	$15,500
Other expenses	$2,500	$14,500
TOTAL	$65,000	$140,000

Total offering expenses of $10,000 to be paid from the proceeds of the offering are for legal fees and auditing fees related to this offering. No other expenses of the offering will be paid from the proceeds.

After the completion of this offering, we intend to continue the development of our website “ www.CaribPac.com.”  We have retained an independent marketing consultant to develop our planned Internet sales and product information website at www.CaribPac.com which not only will provide consumers with detailed information about our products and formulations but will provide us with an e-commerce sales channel.  This website is presently under development and will be completed utilizing a portion of the proceeds of this Offering and we plan to commence our Internet retail sales within sixty days of the completion of this Offering.  We intend to hire an outside web designer to assist us in designing and building our website. Also in the first year following our offering, we plan to market our products through retail sales at equestrian events, street fairs, and community events in South Florida.

Marketing and advertising will be focused on promoting our product line through both retail displays and Internet marketing and promotion.     We intend to hire one additional employee to handle administrative duties, provided we raise the maximum amount of the offering.

We estimate our auditing and accounting fees to be $15,500 during the next twelve months.

We have allocated between $2,500 and $14,500 for additional unforeseen expenses which may arise as a result of initiating our operations.

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised. We have determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $75,000 and a maximum of $150,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and,
•	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of February 24, 2012, the net tangible book value of our shares of common stock was $(4,866) or approximately $(0.0002) per share based upon 20,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 21,000,000 shares to be outstanding will be $135,134 or approximately $0.0064 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.0066 per share without any additional investment on their part. You will incur an immediate dilution from $0.15 per share to $0.0064 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own 4.76% of the total number of outstanding shares for which you will have made a cash investment of $150,000, or $0.15 per share. Our existing stockholders will own 95.24% of the total number of outstanding shares for which they have made cash contributions totaling $30,000 or approximately $0.0015 per share.

If 62.5% of the shares are sold:

Upon completion of this offering, in the event 62.5% of the shares are sold, the net tangible book value of the 20,625,000 shares then outstanding will be $78,884, or approximately $0.0038 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $ 0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.15 per share to $0.0038 per share.

After completion of this offering, if 625,000 shares are sold, you will own approximately 3.03% of the total number of outstanding shares for which you will have made a cash investment of $93,750, or $0.15 per share. Our existing stockholders will own approximately 96.97% of the total number of outstanding shares for which they have made cash contributions totaling $30,000 or approximately $0.0015 per share.

If the minimum number of shares is sold:

Upon completion of this offering, in the event 50% or the minimum amount of shares are sold, the net tangible book value of the 20,500,000 shares to be outstanding will be $60,134, or approximately $0.0029 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0031 per share without any additional investment on their part. You will incur an immediate dilution from $0.15 per share to $0.0029 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 2.44% of the total number of outstanding shares for which you will have made a cash investment of $75,000, or $0.15 per share. Our existing stockholders will own approximately 97.56% of the total number of outstanding shares for which they have made cash contributions totaling $30,000 or approximately $.0015 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.0015
Net tangible book value per share before offering	$0.0002
Net tangible book value per share after offering	$0.0064
Increase to present stockholders in net tangible book value per share after offering	$0.0066
Capital contributions	$150,000
Number of shares outstanding before the offering	20,000,000
Number of shares after offering assuming the sale of the maximum number of shares	21,000,000
Percentage of ownership held by existing shareholders after offering	95.24%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.15
Dilution per share	$0.1436
Capital contributions	$150,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	16.66%
Percentage of capital contributions by new investors	83.33%
Percentage of ownership held by new stockholders after offering	4.76%

Purchasers of Shares in this Offering if 62.5% of Shares Sold

Price per share	$0.15
Dilution per share	$0.1462
Capital contributions	$93,750
Number of shares after offering held by public investors	625,000
Percentage of capital contributions by existing shareholders	24.24%
Percentage of capital contributions by new investors	75.76%
Percentage of ownership held by new stockholders after offering	3.03%

Purchasers of Shares in this Offering if 50% of Shares Sold (Minimum Offering)

Price per share	$0.15
Dilution per share	$0.1471
Capital contributions	$75,000
Percentage of capital contributions by existing shareholders	28.57%
Percentage of capital contributions by new investors	71.43%
Number of shares after offering held by public investors	500,000
Percentage of ownership held by new stockholders after offering	2.44%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 1,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 1,000,000  shares maximum. The offering price is $0.15 per share. Funds from this offering will be placed in a separate bank account at JP Morgan Chase Bank.   The funds will be maintained in a separate bank until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $75,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

•	an extension of the offering period beyond 270 days;
•	a change in the offering price;
•	a change in the minimum sales requirement;
•	a change to allow sales to affiliates in order to meet the minimum sales requirement; or
•	a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our Officers and Directors.  They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

2. The person is not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. McDonnell and Mr. Hagan are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are  and will continue to be our sole officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering.  Our two officers and directors will also distribute the prospectus to potential investors at meetings, to business associates and to their friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.

Section 15(g) of the Exchange Act - Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Our two officers and directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

          1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

          2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to “CARIBBEAN PACIFIC MARKETING, INC.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our online and retail sales to our target markets. We believe the technical aspects of our website will be sufficiently developed to use for our operations within 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment and office furniture; and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers. We will not begin operations until we raise money from this offering.

Neither of our officers and directors have formal training in financial accounting and management; however, they will be responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, they will be responsible for the administration of them. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that they will be able to monitor the controls they will have created and will be accurate in assembling and providing information to investors.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

1.
Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.
After completion of the offering, we will complete the development of our website. We believe that our website can be fully operational within 90 days and that it will cost between $1,000 and $2,000 to build our website.

3.
After our website is completed, we intend to begin to market our business to potential customers or investors through our website and by utilizing an independent marketing consultant, Sky Business Development LLC, which has already been retained by the Company and has begun development of our website, and will also assist the Company in developing its Internet marketing program.   In addition, we plan to market our products through retail sales at equestrian events, street fairs, and community events in South Florida.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we may, following the completion of this offering, seek additional equity or debt financing in the future in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

Results of operations

From Inception on January 20, 2012 to February 24, 2012

During this period we incorporated the company, hired an attorney, and hired an auditor for the preparation of this registration statement. We also prepared an internal business plan. In addition, we reserved the domain name “www.caribpac.com.” Our net loss since inception is $34,866, of which $1,350 is for office rent, $15,156 is for consulting fees ($7,500 for accounting services and $7,656 for website and Internet market development), $11,650 is for legal and audit fees and $6,710 is for other general and administrative expenses.  We have retained an independent marketing consultant to develop our planned Internet sales and product information website at www.caribpac.com which not only will provide consumers with detailed information about our products and formulations but will provide us with an e-commerce sales channel.  This website is presently under development and will be completed utilizing a portion of the proceeds of this Offering and we plan to commence our Internet retail sales within sixty days of the completion of this Offering.  We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 60 days after we complete this offering.

Since inception, we have issued 20,000,000 shares of common stock to our two officers and directors and twelve additional shareholders.  We received a total of $30,000 in cash consideration for these shares.

Liquidity and capital resources

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our website or purchase our products at retail locations, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering and we do not anticipate entering into any equity or debt financing prior to the completion of this offering.

We believe that we have sufficient capital on hand to finance our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise the minimum amount of money from this offering, it will last one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 20,000,000 shares of common stock pursuant to an exemption from registration contained in Section 4(2) and in Regulation D of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of February 24, 2012, our total assets were $5,134 and our total liabilities were $10,000. Our assets consist of cash on hand of $5,134.

BUSINESS

General

We were incorporated in the State of Florida on January 20, 2012 for the purpose of manufacturing and marketing an all -natural line of sun-care and skin-care products.  We have not yet started our operations. We have retained an independent marketing consultant to develop a website “ www.caribpac.com”  that will promote our business.   In addition to Internet sales, we also plan to market our products through retail sales at equestrian events, street fairs, and community events in the South Florida market.

We have not yet generated any revenues and the only business operations we have engaged in is the development of a business plan and the sourcing of a contract manufacturer. Our business office is located at 2295 Corporate Blvd. NW, Suite 131, Boca Raton, FL 33431.   Our telephone number is (561) 208-6706. We rent this space from an unaffiliated party on a month-to-month basis at a monthly rent of $675.00.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have retained an independent marketing consultant to develop our planned Internet sales and product information website at www.caribpac.com which not only will provide consumers with detailed information about our products and formulations but will provide us with an e-commerce sales channel.  This website is presently under development and will be completed utilizing a portion of the proceeds of this Offering and we plan to commence our Internet retail sales within sixty days of the completion of this Offering.    From inception, January 20, 2012, to date, we have incurred $7,656 for website and Internet market development.

Emerging Growth Company Status under the JOBS Act

Caribbean Pacific Marketing Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
•
The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Our Products

In conjunction with our contract manufacturer, we have identified twenty of their product formulations which we will market as  “private-label” “Caribbean  Pacific” products.   As a “private label” product, we will not own the product formulations, but our contract manufacturer will bottle and label the products we will sell using our bottle specifications and label designs.  We have not yet purchased these products from the manufacturer,   we have had no revenues from operations , and we are a development-stage business. Since our inception we have funded our business development program with equity investments from our initial investors.

Our entire product line has been designed to be non-toxic and hypo-allergenic, and the ingredients and formulations used in our products are specifically designed to be suitable for persons who are allergic or chemically-sensitive to the chemical ingredients contained in many cosmetic or  skin-care products. Our intended products include skin moisturizers, SPF (Sun Protection Factor) rated sunscreens, natural oils, shampoos and conditioners, and an all-natural skin gel which relieves pain and discomfort caused by burns, bites, scrapes and sun exposure.

Our products include skin lotions and oils which contain our proprietary all-natural formulations, and which will be sold under a variety of brand names including "Black Pearl Oil", "Diamond Rose Oil", "Solcreme" SPF suntan lotions, "Kukui Rose" skin moisturizer, "Karibbean Kidz" SPF protection for children, "Sport–Sol” dry grip products for the golf and tennis markets, and "Bugz-B-Gone" natural insect repellent.   These “brand-names” which we intend to use are not trademarked.   Prior to 2005, several of these products were marketed to hotel resorts by Caribbean Pacific International, Inc., an unaffiliated and defunct company.  The product formulations which we will be marketing as private-label products were developed and are owned by our contract manufacturer.  We do not have trademark protection for any of our products, although we intend to file trademark applications for these products after we commence sales operations.

We believe that the unique and specialized product formulations which we will be marketing, and not the brand names of our individual products,  will be the most important factor in our marketing efforts and the success of our business plan.

Current Corporate Strategy

Our business strategy for our current fiscal year will be to begin marketing our proprietary sun care and skincare products under our “Caribbean Pacific” trade name exclusively through retail sales on our Internet website and retail sales at equestrian events, street fairs, and community events in the South Florida market.

During the next year, if we are able to obtain sufficient working capital (either through additional investment or through cash flow generated from operations), we plan to supplement our sales efforts  with an increased Internet marketing and sales campaign backed by a marketing campaign using newspaper and radio editorial features.  We will also seek to establish new distribution channels for the Caribbean Pacific products in the fast-growing specialty health food and health products markets.  By the summer of 2012, we also plan to increase our marketing capabilities and expand the marketing program of our specialty golf and tennis "dry-grip" products by utilizing independent manufacturer’s representatives to place these products in golf and tennis pro shops throughout the United States.

Our Company Website

We have retained an independent marketing consultant to develop our planned Internet sales and product information website at www.caribpac.com which not only will provide consumers with detailed information about our products and formulations but will provide us with an e-commerce sales channel. This website is presently under development and will be completed utilizing a portion of the proceeds of this Offering and we plan to commence our Internet retail sales within sixty days of the completion of this Offering.    Concurrent with this website we intend to offer a toll-free number to assist customers with product information and for mail orders of our products.   As part of our Internet-oriented business plan we will be exploring various opportunities for web-based marketing of our products, including advertising on internet port co-marketing arrangements with other websites.

Manufacturing and Raw Materials

The Company will not own any manufacturing facilities, but will contract with one or more non-affiliated contract manufacturers.  In January, 2012, we reached a verbal agreement with Absolute Natural Blenders, Inc. of Melbourne, FL, an FDA-licensed cosmetic and nutriceutical manufacturer, to manufacture, bottle and label up to twenty of their product formulations which we will market under our product trade names.  Our products will be marketed directly by us to consumers on a retail basis.  We will not be providing our products to third parties on a “private label” basis.   These products will be ordered by us from Absolute on an as-needed basis, with no minimum or maximum quantity requirements .  There is no affiliation between our Company and Absolute, and our agreement is non-exclusive.  Absolute may in the future sell similar products or formulations to other third-parties, including wholesalers and retailers.

Absolute has over twenty years experience in the production of suncare and skincare products, including FDA-regulated “SPF” sun care products.  At present, there are no supply or other contracts with any manufacturer, however we anticipate that in the future we may use at least one other contract manufacturer in addition to Absolute.   Manufacturing, warehouse, fulfillment and shipping services will be provided by our contract manufacturer as these costs will be included in the unit-price of the products we will be purchasing from the contract manufacturer .  We have no contracts or other written agreements in place with Absolute Natural Blenders, Inc. or any other party .

The Company utilizes only natural ingredients in its manufacturing process, as opposed to the synthetic and chemical sunscreens, preservatives, emulsifiers and dyes which are common to skin-care products.  These natural ingredients, which are readily available from commercial suppliers in the United States, include natural skin protectors such as green coffee extract, rosehip, passion fruit and sunflower extract, and titanium dioxide;  natural preservatives and anti-oxidants including Vitamins B, C, and E, wild pansy extract, and potassium sorbate; and organic oils such as rosehip, kukui, macadamia, squalane, and camellia.  These and other natural ingredients are combined in our proprietary formulations to produce products which are not found in mass-market distribution.

Revenue Recognition

Revenue will be recognized when a product is shipped. The Company will manage the collection process for transactions processed on its website, but will outsource its fulfillment (delivery) process to third parties.  The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•	persuasive evidence of a sales arrangement exists,
•	delivery has occurred,
•	the sales price is fixed or determinable
•	collectability is probable

Shipping and Handling Charges

Shipping and handling charges related to sales transactions will be recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs will be included in cost of revenue.

The Company plans to accept product returns and plans to issue a credit, refund or product exchange. With no revenue or shipments to date, the Company has not established a product return reserve.

Competition

Our sun-care and skin-care business will compete directly with entrenched, well-funded and highly regarded multi-national competitors such as Johnson & Johnson, Schering-Plough, and Lancome, as well as mass-market sun-care products such as Hawaiian Tropic and Banana Boat. Their earlier entry, greater resources and broader presence in the United States could make competing against these entities impracticable.   Our e-commerce unit will also face intense competition from traditional retailers; websites maintained by online retailers of similar merchandise; and Internet portals and online service providers that feature shopping services, such as America Online and Yahoo! They may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory policies than we can.

We believe that our ability to compete successfully depends on many factors, including the quality of our products; the market acceptance of our products, web services and the success of our sales and marketing efforts. More specifically, we will be marketing products which have been formulated using all ingredients without chemical additive preservatives, and they are derived from organic and renewable resources. Our products have been designed to be suitable for most people with chemical sensitivities who are allergic to the chemicals found in many sun-care and skin-care products.

Although we intend to market a full line of up to twenty sun-care, skin-care, and body-care products containing only natural and non-chemical ingredients, we are faced with the challenge of gaining market recognition for our products. However, we cannot be certain that we will have sufficient resources brands or achieve the level commercial acceptance necessary for our products to effectively compete in this industry. The failure to create a recognized brand may have a material adverse effect on our ability to continue business operations.

Research and Development

We have no research and development activities, as these activities are conducted by our contract manufacturer, and we will market their formulations as private-label brands using our brand names.  As a “private label” product, we will not own the product formulation, but our contract manufacturer will bottle and label the products we will sell using our bottle specifications and label designs.

Government Regulation

Pharmaceutical companies are subject to regulation by a number of national, state and local agencies. Of particular importance is the FDA. It has jurisdiction over our businesses and administers requirements covering the testing, approval, safety, effectiveness, manufacturing and labeling of our "SPF" (sun protection  factor) products. The extent of FDA requirements and/or reviews is limited to our SPF sun care products, and would affect the amount of resources necessary to develop and bring them to market in the United States. The FDA does not have regulatory jurisdiction over our non -SPF products.

We are not required to submit our products to the FDA or obtain any approval from the FDA prior to manufacturing or selling our products. The regulations imposed by the FDA are compliance related and are required standards we must meet in the testing, safety, manufacturing and labeling of our products. For example, our SPF products cannot contain certain elements under FDA regulations, but we are not required to have the FDA review and test our products to ensure they do not contain those banned elements.   The FDA does have the ability to institute an investigation based on complaints received, which could involve a review of and testing of our products.

On an ongoing basis, the FDA regulates the facilities and procedures used to manufacture pharmaceutical products, including the sun care and skincare products which we will be marketing in the United States or for sale in the United States. All products made in such facilities are to be manufactured in accordance with Good Manufacturing Practices (GMPs) established by the FDA. Our products will be manufactured by one or more third-party, contract manufacturers which are licensed by the FDA.   Our initial contract manufacturer, Absolute Natural Blenders, Inc., is fully-licensed by the FDA.

Failure to comply with governmental regulations can result in delays in the release of products, delays in the approvals of new products, seizure or recall of prod or revocation of the authority necessary for the production and sale of products, fines and other civil or criminal sanctions.

Environmental Regulations

To date, compliance with federal, state and local environmental protection laws has not had a materially adverse effect on the Company.  We have not incurred any capital expenditures for environmental control purposes. It is anticipated that continued compliance with such environmental regulations will not significantly affect the Company's financial statements or its competitive position.

Employees

We are a development-stage company, and at February 24, 2012, we had no salaried employees.  The Company expects to add an hourly employee during calendar year 2012 as our sales and marketing program becomes fully operational, as well additional professional salaried employees as needed for management and marketing positions if we have sufficient financial resources. The Company intends to increasingly utilize independent marketing organizations and manufacturer's representatives who will promote the Company's product line on a commission basis and thereby avoid the expense of creating an expanded in-house marketing capability. We do not expect a significant increase in either full-time or part-time salaried employees during the next fiscal year.

Properties

Our principal office facility is located in Boca Raton, FL in office space rented on a month-to-month basis from an unafilliated party, at a monthly rent of $675.00.    Manufacturing, warehouse, fulfillment and shipping services will be provided by our contract manufacturer, Absolute Packaging, Inc., at no cost to the Company.  We have no contracts or other written agreements in place with Absolute Packaging, Inc.

MANAGEMENT

Officers and Directors

Our two directors will serve until their successors are elected and qualified. Our officers are elected by the board of directors to a term of one year and serves until their successors are duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers  and directors are set forth below:

Name and Address	Age	Positions

THOMAS HAGAN	68	PRESIDENT AND DIRECTOR PRINCIPAL EXECUTIVE OFFICER

KEVIN McDONNELL	56	SECRETARY AND DIRECTOR , PRINCIPAL ACCOUNTING OFFICER, PRINCIPAL FINANCIAL OFFICER

The person named above has held their offices/positions since the inception of our company and is expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of our Officers and Directors

THOMAS HAGAN

Thomas J Hagan, 68, has served as  President and Director of our Company since its inception.  Mr. Hagan has also served as Acting Chief  Financial Officer, Secretary, and Director of Patient Portal Technologies, Inc.,   formerly a publicly-traded hospital technology company, since 2004. He is currently a Director of Patient Portal but is not an employee.   He has also served as an advisor and  on the board of several emerging growth companies , and will utilize his management experience to develop our retail marketing operations.  At the present time, Mr. Hagan is not actively engaged in any business other than his services for our Company and his services as a Director of Patient Portal.

Mr. Hagan served as President of a privately held investment and manufacturing company from October 1987 until his retirement in January 2004. He was responsible for a ten-fold in sales of that company during his tenure.  His prior business experience includes management positions at General Electric Company in Cleveland, Philadelphia and Schenectady. In Cleveland he managed programs for the Refractory Metals Division, and served as a specialist for tungsten and  Molybdenum.  As a management consultant at McKinsey & Company he developed and managed programs for numerous companies , including mining  and oil exploration. Mr. Hagan is a graduate of Boston College, and received his Masters in Business Administration degree from Case Western Reserve University.  He also served as a Captain in the U.S. Army Corps of Engineers.

KEVIN McDONNELL

Mr. McDonnell , 56, has served as Secretary of the Company since January, 2012. He is primarily responsible for the development of new markets, business planning and the facilitation of a corporate strategy for the future , and will oversee the launch of our planned Internet marketing program. He has over 25 years in the private and public sectors, and has been involved in business development activities in a number of positions. Prior to joining the joining the Company, Mr. McDonnell served as Marketing Director with Inn -Room Technology, Inc. from 2002 to 2007. The company is a  single source provider for technology and communications in the hospitality industry.   Since 2007 , Mr. McDonnell has been a consultant for several start-up business operations, and currently serves as a marketing and government relations consultant to various clients, including VMH Media of Benson, TX and Agile Edge Technologies of Ormond Beach, FL..  In addition, in 2008 and 2009 Mr. McDonnell was an Officer of  Suncoast Nutriceuticals, Inc., a development-stage company which did not commence product sales operations.  That Company, which is now defunct and was administratively dissolved by the State of Delaware in 2010,  filed a Registration Statement which was subsequently abandoned.  Mr. McDonnell is currently not a principal of any corporation other than the Registrant, nor is he a member of any Limited Liability Company.

Mr. McDonnell has also served in various executive sales, marketing and business development positions for Canon U.S.A from 1982 until 1992. In that position he was  instrumental in development and deployment of an advertising platform in the professional sports marketing area. This platform is still being utilized today, and continues to give maximum brand awareness to the public and to develop the corporate image and increase consumer sales.

He also served as a marketing consultant to American Leisure Corporation from 1987 to 1992, and from 1992 to 1996 as Vice President for Sales, where his duties included  coordinating the development of its restaurant and entertainment concept. American Leisure completed an initial public offering of its stock during Mr. McDonnell’s tenure.   From  1996 to 2002, Mr. McDonnell was involved with Kidwell Environmental as a principal and as a marketing consultant. The company obtained a patent for a new, innovative method of air conditioning during this period.

Mr. McDonnell is a graduate of Hofstra University, where he earned a BBA degree. He also attended Adelphi University's MBA program.

Audit Committee Financial Expert

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

Conflicts of Interest

Mr. McDonnell and Mr. Hagan each devote approximately 20 hours per week to our Company. The only conflict that exists is their devotion of time to other projects. We have no provisions for handling conflicts of interest should they arise in the future; however, both of our Officers and Directors have agreed not to engage in any business activity which conflicts with our activities.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on January 20, 2012, through February 24, 2012, to our two officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Payouts
						Awards Securities
Names Executive Officer and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compensation (US$)	Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share/Units (US$)	LTIP Payouts (US$)	Other Annual Compensation (US$)

KevinMcDonnell Secretary	2012	0	0	0	0	0	0	0

Thomas Hagan President	2012	0	0	0	0	0	0	0

We do not have any employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.  The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our  officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our two directors do not receive any compensation for serving as a member of our board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.  Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold

Thomas Hagan	1,000,000	5.0%	1,000,000	4.8%
Kevin McDonnell	1,000,000	5.0%	1,000,000	4.8%
Judy K. Potter	5,000,000	25.0%	5,000,000	23.8%

[1]
The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct stock holdings. Mr. McDonnell and Mr. Hagan are the only “promoters” of our company.

Future sales by existing stockholders

A total of 20,000,000 shares of common stock were issued to our two officers and directors and twelve additional shareholders , all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, all of these shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.  There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are seven holders of record of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 95% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We do not have a class of preferred stock.

Anti-takeover provisions

There are no Florida anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

Caribbean Pacific Marketing Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our Stock Transfer Agent and Registrar is Empire Stock Transfer Co. of Henderson, NV, which is licensed by the U.S. Securities & Exchange Commission.

CERTAIN TRANSACTIONS

In January, 2012, we issued a total of  20,000,000 shares of restricted common stock to our two officers and directors  and twelve additional persons for the aggregate cash consideration of $30,000.  These shares represent 100% of our issued and outstanding shares. This represents the complete interest of our current shareholders prior to any future issuance of stock under this registration statement.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to February 24, 2012, included in this prospectus have been audited by Harris F. Rattray, CPA as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by of the law firm of Lanham & Lanham LLC, attorneys licensed to practice law in the State of California.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by our independent certifying accounting firm, Harris F. Rattray, CPA.  Mr. Rattray is certified by the Public Company Accounting Oversight Board (PCAOB).

FINANCIAL STATEMENTS

CARIBBEAN PACIFIC MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)

HARRIS F. RATTRAY CPA
1601 Palm Avenue #114
Pembroke Pines FL 33026

April 11, 2012

The Board of Directors
Caribbean Pacific Marketing, Inc.
Boca Raton, Florida

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I have audited the balance sheet of Caribbean Pacific Marketing, Inc (the "Company") as of February 24, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from January 20, 2012 to February 24, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on the audit.

I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that the audit provides a reasonable basis for the opinion.

In my opinion, the financial statements referred to above present fairly in all material respects, the financial position of Caribbean Pacific Marketing, Inc. at February 24, 2012 and the related statements of operations, stockholders' equity and cash flows for the period from January 20, 2012 to February 24, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 in the accompanying financial statements, as of February 24, 2012, the Company had a working capital deficit of $4,866, has not generated revenues and has accumulated losses of $34,866 since inception.  These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Harris F. Rattray CPA
Harris F. Rattray CPA
Pembroke Pines, Florida

Caribbean Pacific Marketing, Inc.
(A Development Stage Company)
Balance Sheet
As of February 24, 2012

ASSETS

Current Assets
Cash	$5,134
Total Current Assets	5,134

Total Assets	$5,134

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$10,000
Total Current Liabilities	10,000

Total Liabilities	10,000

Stockholders' Deficit
Common stock, $0.001 par value, 250,000,000 shares authorized,
20,000,000 issued and outstanding	20,000
Additional paid-in capital	10,000
Accumulated deficit	(34,866)
Total Stockholders' Deficit	(4,866)

Total Liabilities and Stockholders' Deficit	$5,134

The accompanying notes are an integral part of these financial statements.

Caribbean Pacific Marketing, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from January 20, 2012 (inception) through February 24, 2012

Revenues	$—

Operating Expenses
General and administrative expenses	34,866
Total Operating Expenses	34,866

Loss from Operations	(34,866)

Net Loss	$(34,866)

Basic and diluted loss per share	$(0.00)

Weighted Average Shares used in per share calculation	18,057,123

The accompanying notes are an integral part of these financial statements.

Caribbean Pacific Marketing, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Deficit
For the Period from January 20, 2012 (inception) through February 24, 2012

	Common Stock		Additional		Total
	Par		Paid-in	Accumulated	Stockholders'
	Shares	Value	Capital	Deficit	Deficit

Balance, January 20, 2012 (inception)	—	$—	$—	$—	$—

Common stock issued as Founder’s Shares at $0.001	17,000,000	17,000	(17,000)	—	—

Common stock issued for Private Placement at $0.001	3,000,000	3,000	27,000	—	30,000

Net loss for the period	—	—	—	(34,866)	(34,866)

Balance, February 27, 2012	20,000,000	$20,000	$10,000	$(34,866)	$(4,866)

The accompanying notes are an integral part of these financial statements.

Caribbean Pacific Marketing, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from January 20, 2012 (inception) through February 24, 2012

Cash Flows from Operating Activities:
Net loss	$(34,866)
Adjustments to reconcile net loss from operations to net cash
used in operating activities:	—
Changes in operating assets and liabilities:
Increase in accounts payable	10,000
Net Cash Used in Operating Activities	(24,866)

Cash Flows from Investing Activities:	—
Net Cash Used in Investing Activities	—

Cash Flows from Financing Activities:
Proceeds from sale of common stock	30,000
Net Provided by Financing Activities	30,000

Net increase in cash	5,134

Cash - beginning of period	—

Cash - end of period	$5,134

Supplemental Disclosure of Cash Flow Information:
Interest paid	$—

Income taxes paid	$—

Non-cash Investing and Financing Activities	$—

The accompanying notes are an integral part of these financial statements.

Caribbean Pacific Marketing, Inc
(A Development Stage Company)
Notes to Financial Statements
February 24, 2012

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Caribbean Pacific Marketing, Inc. was incorporated on January 20, 2012, under the laws of the State of Florida, as a development stage company. The Company intends to commence operations as a retailer of all-natural suncare and skincare products.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.   In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

REVENUE RECOGNITION

The Company intends on recognizing revenues in accordance with ASC 605-10. Revenue will be recognized when persuasive evidence of an arrangement exists, as services are provided or when product is delivered, and when collection of the fixed or determinable selling price is reasonably assured.

CONCENTRATIONS Of CREDIT RISK

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted.  Concentrations of credit risk (whether on or off balance sheet) that arise from  financial  instruments  exist for groups of customers or counterparties when they have similar economic  characteristics that would cause their  ability to meet  contractual  obligations  to be  similarly  affected  by changes in economic or other conditions.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of February 24, 2012, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Caribbean Pacific Marketing, Inc
(A Development Stage Company)
Notes to Financial Statements
February 24, 2012

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

IMPAIRMENT OF LONG LIVED ASSETS

The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets.  An impairment loss is measured and recorded based on the discounted estimated future cash flows.  Changes in significant  assumptions  underlying  future cash flow  estimates  or fair  values of  assets  may have a  material  effect on the Company's  financial position and results of operations.  No such impairment was indicated at February 24, 2012.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 825-10, formerly Statement of Financial  Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain  financial  instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial  instrument is the amount at which the instrument  could be exchanged in a current  transaction  between  willing  parties,  other than in a forced sale or liquidation.

INCOME TAXES

The Company  accounts  for income taxes under ASC 740,  formerly  Financial Accounting  Standards  No. 109  "Accounting  for Income  Taxes".  Under ASC 740, deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax consequences   attributable  to  differences  between  the  financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected  to apply to  taxable  income  in the years in which  those  temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and  liabilities  of a change in tax rates is recognized in income in the period, which includes the enactment date.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 (FIN-48),  Accounting for Uncertainty in Income Taxes—An interpretation  of FASB  Statement  No. 109 and codified into ASC 740.  FIN-48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial  statements in accordance with Statement of Financial Accounting Standards No.109,  Accounting for Income Taxes. This Interpretation prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN-48 provides guidance on de-recognition, classification,  interest and penalties,  accounting in interim periods, disclosure, and  transition.  The Company adopted the provisions of FIN-48 and they had no impact on its financial  position, results of operations, and cash flows.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements for the period ending February 24, 2012.

Caribbean Pacific Marketing, Inc
(A Development Stage Company)
Notes to Financial Statements
February 24, 2012

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the period. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

STOCK BASED COMPENSATION

The Company accounts for stock-based compensation under the provisions of FASB ASC 718  (Statement of Financial Accounting Standards No. 123 (revised 2004),  "SHARE-BASED PAYMENT"),  which requires the Company to  measure the stock-based compensation costs of share-based compensation  arrangements based on the grant date fair value and generally recognizes the costs in the financial  statements over the employee's requisite service period.   Stock-based compensation expense for all stock-based compensation awards granted was based on the grant date fair value estimated in accordance with the provisions of FASB ASC 718.

The  Company  measures  compensation  expense for its  non-employee  stock-based compensation  under FASB ASC 505-10 and 50,  "Accounting for Equity  Instrument that are Issued to Other Than  Employees for Acquiring,  or in Conjunction  with Selling,  Goods or  Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete.  The fair value of the equity instrument is charged directly to compensation  expense  and additional paid-in capital.

The Company recognizes  stock compensation expense by recording employee stock-based compensation using the fair value recognition provisions of Accounting  Standards  Codification  ("ASC") Topic 718 ("ASC 718") using the modified  prospective  transition  method,  and recording  non-employee stock-based  compensation  expense in accordance with ASC Topic 505.

The Company did not grant any stock options or warrants during the period ended February 24, 2012.

RECENTLY ISSUED ACCOUNTING STANDARDS

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material  impact  on the  consolidated  financial statements upon adoption.

Caribbean Pacific Marketing, Inc
(A Development Stage Company)
Notes to Financial Statements
February 24, 2012

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses are expensed as incurred.  These expenses were $34,866 during the period from January 20, 2012 (inception) through February 24, 2012 and consisted of the following:

Website and software expenses	$596
Legal and accounting fees	19,150
Consulting fees	12,656
Rent and occupancy expenses	1,350
Travel expenses	481
Office and administrative expenses	633

Total General and Administrative Expenses	$34,866

ORGANIZATIONAL COSTS

The Company's startup and organizational expenses were expensed under general and administrative expenses.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As of February 24, 2012, the Company has a working capital deficit of $4,866, has not generated revenues and has accumulated losses of $34,866 since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of Caribbean Pacific Marketing, Inc. to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

NOTE 3 - COMMON STOCK

Since inception, we have issued 20,000,000 shares of common stock to our two officers and directors and twelve additional shareholders. We received a total of $30,000 in cash consideration for these shares.

Caribbean Pacific Marketing, Inc
(A Development Stage Company)
Notes to Financial Statements
February 24, 2012

NOTE 4 – LEGAL MATTERS

The Company is confident that any claims that may arise with its creditors can be settled with the issuance of Company common stock, with the proceeds from capital raises or with future revenue generated by the Company.  The Company does not anticipate that any future claims will have an unfavorable financial impact on the Company’s operations.

NOTE 5 – SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events and is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

SEC Registration Fee	$100
Printing Expenses	100
Accounting Fees and Expenses	4,200
Legal Fees and Expenses	3,500
Blue Sky Fees/Expenses	500
Transfer Agent Fees	1,600
TOTAL	$10,000

RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In January, 2012, a total of 20,000,000 shares of common stock were issued to our two officers and directors and twelve additional shareholders, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933.

We issued the foregoing restricted shares of common stock  pursuant to Section 4(2) and Regulation D of the General Rules and Regulations as promulgated under the Securities Act of 1933. Further, no commissions were paid to anyone in connection with the sale of our shares and no general solicitation was made.

EXHIBITS.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description

3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Specimen Stock Certificate *
5.1	Opinion of Lanham & Lanham, LLC
23.1	Consent of Harris Rattray, Certified Public Accountants
99.1	Subscription Agreement *

* Previously filed

UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton,  State of Florida, on July 10, 2012.

CARIBBEAN PACIFIC MARKETING, INC. (Registrant)

By:	/s/ Thomas Hagan
President, Director, and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: July 10, 2012	/s/ Thomas Hagan
President, Director, and Principal Executive Officer

Dated: July 10, 2012	/s/ Kevin McDonnell
Secretary, Director, Principal Financial Officer,
and Principal Accounting Officer